Exhibit 10.15

AKESIS PHARMACEUTICALS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of March 25, 2008 by and among Akesis Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Avalon Ventures VII, L.P. (the “Investor”).

In consideration of the mutual covenants and representations set forth below, the parties hereto agree as follows:

1. Authorization; Purchase and Sale of Common Stock and Warrant; Closing.

(a) Authorization. The Company will authorize the sale and issuance of 2,352,942 shares of the Company’s Common Stock (the “Shares”) at a purchase price per share equal to $0.85, and the issuance of a warrant (the “Warrant”) to purchase up to 352,941 shares of the Company’s Common Stock. The Warrant shall be in substantially the form attached hereto as Exhibit A, and shall be exercisable for shares of Common Stock at an exercise price per share of $0.85. The shares of the Company’s Common Stock issuable upon exercise of the Warrant are hereinafter referred to as the “Warrant Shares”.

(b) Purchase and Sale of Shares; Issuance of Warrant.

(i) At the Closing (as defined in Section 1(c)), the Company agrees to issue and sell to the Investor, and, subject to all of the terms and conditions hereof, the Investor agrees to purchase the Shares for an aggregate purchase price of $2,000,000.70 (the “Purchase Price”).

(ii) At the Closing, the Company will issue to the Investor the Warrant.

(c) Closing; Delivery. The sale and purchase of the Shares and the issuance of the Warrant shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, located at 3579 Valley Centre Drive, San Diego, California, 92130, at 3:00 PM California time, on the date of this Agreement, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company will deliver to the Investor the respective Shares and the Warrant, against receipt by the Company of the Purchase Price by check or wire transfer, or any combination thereof.

2. Representations and Warranties of the Company. Except as set forth (a) on the Schedule of Exceptions attached hereto as Exhibit B or (b) in the Annual Report on Form 10-K, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and Proxy Statements of the Company, each as amended and supplemented through the date hereof, filed by the Company with the Securities and Exchange Commission (the “SEC”) since November 1, 2006 (the “SEC Documents”), the Company hereby represents and warrants to the Investor as of the date of the Closing as follows:

(a) Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, properties or financial condition.

(b) Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, joint venture, association, or other entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

(c) Corporate Power. The Company has all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as presently conducted, (ii) to execute and deliver this Agreement, (iii) to sell and issue the Shares and the Warrant and (iv) to carry out and perform the provisions of this Agreement and the Warrant.

(d) Authorization. All corporate action on the part of the Company, its officers, and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the issuance, sale and delivery of the Shares and the Warrant has been taken or will be taken prior to the Closing. This Agreement and the Warrant, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) Capitalization and Voting Rights.

(i) Authorized Stock. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of (i) 50,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), 22,580,884 of which shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which shares are issued and outstanding.

(ii) Other than (1) the Shares and Warrant issued pursuant to this Agreement, (2) options and rights to purchase shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Plan, (3) options to purchase shares pursuant to Stand-Alone Stock Option Agreements between the Company and each of John T. Hendrick, Carl LeBel, Jay Lichter and Kevin Sayer, (4) warrants to purchase shares issued pursuant to the Common Stock and Warrant Purchase Agreement dated December 30, 2005, (5) warrants to purchase shares issued pursuant to the Finder Agreements, dated January 5, 2006, between the Company and VRIM, Inc., (6) warrants to purchase shares issued pursuant to the Finder Agreement, dated January 5, 2006, between the Company and Phil McConkey, (7) warrants to purchase shares issued to former employees of the Company, (8) warrants to purchase shares issued pursuant to the Common Stock and Warrant Purchase Agreement dated March 31, 2006, (9) warrants to purchase shares issued pursuant to the Securities Purchase Agreement dated November 21, 2006,

(10) warrants to purchase shares issued pursuant to the Securities Purchase Agreement dated December 15, 2006, and (11) a warrant to purchase shares issued pursuant to the Loan and Security Agreement, dated December 15, 2006, between the Company and Square 1 Bank, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

(f) Valid Issuance of Securities. The Shares and Warrant, each when issued and paid for as provided in this Agreement, will be duly authorized and validly issued, fully paid, and nonassessable. The Shares and Warrant Shares have been or will be, as applicable, duly and validly reserved for issuance and upon issuance in accordance with this Agreement and Warrant, as applicable, will be duly authorized and validly issued, fully paid, and nonassessable, and will be free of any liens, encumbrances, or restrictions on transfer (other than those created by applicable state and/or federal securities laws).

(g) Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares and the Warrant as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(h) Compliance with Other Instruments. The Company is not in violation or default of any provision of its charter or bylaws (both as amended to date) or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

(i) Intellectual Property.

(i) To the knowledge of the Company, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”). Except as disclosed in the SEC Documents, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the

Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted.

(ii) The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company.

(j) Proprietary Information and Invention Assignment. Each employee of the Company has executed a confidential information and invention assignment agreement.

(k) Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

(l) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the Company’s business, properties or financial condition, or in any material change in the current equity ownership of the Company, nor, to the Company’s knowledge is there any reasonable basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party to or, to its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

(m) SEC Documents; Financial Statements. Since January 1, 2007, the Company has filed all reports required to be filed by it with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company has made available to the Investor and its representatives through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents and the related notes (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

(n) Obligations to Related Parties. To the Company’s knowledge, no employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship. To the Company’s knowledge, no employee, officer or director, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

(o) Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

(p) Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

(q) Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(r) Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) No Material Adverse Change. Since December 31, 2006, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2006, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any liabilities except in the ordinary course of business.

3. Representations, Warranties and Covenants of the Investor . The Investor hereby represents, warrants and covenants to the Company, as of the date of the Closing as follows:

(a) Power; Authorization. The Investor has all requisite power and authority to execute and deliver this Agreement. This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Investor’s Shares, the Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.

(c) Reliance upon Investor’s Representations. The Investor understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares and Warrant hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Investor’s representations set forth herein.

(d) Disclosure of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the Company’s business, properties, prospects and financial condition and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

(e) Investment Experience; Economic Risk. The Investor understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. The Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that the Investor is able to fend for himself, herself or itself. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

(f) Accredited Investor Status. The Investor represents to the Company that the Investor is an “accredited investor” within the meaning of Regulation D, Rule 501, as presently in effect, promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) Residency. The Investor’s principal place of business is correctly set forth on the signature page hereto.

(h) Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

(i) Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(j) Tax Liability. The Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Investor relies solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor (i) to a fund, partnership, limited liability company or other entity that is affiliated with such transferring Investor, (ii) to a partner or member (or retired partner or member) of such transferring Investor, or to the estate of any such partner or member (or retired partner or member), (iii) to such transferring Investor’s spouse, siblings, lineal descendants or ancestors by gift, will or intestate succession or (iv) in compliance with Rule 144(k) (or any successor provision) of the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such rule; provided, however, that, in the case of (i), (ii) or (iii), the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

(l) Legends. The Investor understands and agrees that the certificates evidencing the Securities shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4. Conditions to Closings.

(a) Conditions to Closing of the Investor. The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Company:

(i) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects as of the Closing, with the same effect as if made on and as of the Closing.

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(iii) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of the Shares and the Warrant.

(b) Conditions to Closings of the Company. The obligations of the Company to the Investor under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions by the Investor:

(i) Representations. The representations and warranties made by the Investor in Section 3 shall be true and correct as of such Closing, with the same effect as if made on and as of such Closing.

(ii) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of the Shares and the Warrant.

5. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS ENTERED INTO AMONG CALIFORNIA RESIDENTS TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b) Entire Agreement. This Agreement, including the exhibits attached hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(c) Amendments; Waivers. With the written consent of the Company and the Investor, the rights and obligations of the Company and the Investor may be waived, amended or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, amendment or modification, the Company shall promptly give written notice thereof to the Investor who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be waived, amended or modified orally, but only by a signed statement in writing.

(d) Successors and Assigns. Except as otherwise expressly provided in this Agreement or the Warrant, the provisions of this Agreement and the Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(e) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed:

(i) if to the Investor, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement, or at such other address, facsimile number or electronic mail address as the Investor may designate by ten (10) days’ advance written notice to the Company; or

(ii) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to the Investor.

All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery. With respect to any notice given by the Company under any provision of the Nevada Revised Statutes or the Company’s charter or bylaws, the Investor agrees that such notice may given by facsimile or by electronic mail.

(f) Expenses. The Company and the Investor shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

(g) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

(i) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

AKESIS PHARMACEUTICALS, INC.

/s/ Jay Lichter
Signature

Jay Lichter, President and CEO

Address:	888 Prospect Street, Suite 320

La Jolla, CA 92037

Telephone:	(858) 454-4311

Facsimile:	(858) 348-2183

E-mail:	jlichter@avalon-ventures.com

AVALON VENTURES VII, L.P.

/s/ Kevin Kinsella
Signature

Kevin Kinsella
Print Name

Address:	888 Prospect Street, Suite 320
La Jolla, CA 92037

Telephone:	(858) 454-4311

Facsimile:	(858) 348-2183

E-mail:	kkinsella@avalon-ventures.com

AKESIS PHARMACEUTICALS, INC.

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT